Exhibit 10.90
RESTRICTED STOCK AWARD AGREEMENT
THIS RESTRICTED STOCK AWARD AGREEMENT (the “Agreement”) is made and entered into as of the 30th day of July, 2010 by and between CHROMCRAFT REVINGTON, INC. (the “Company”), a Delaware corporation, and RONALD H. BUTLER (the “Executive”), who is the Chairman of the Board and Chief Executive Officer of the Company,
WITNESSETH:
WHEREAS, the Company and the Executive are parties to a certain Employment Agreement dated as of July 1, 2008 (the “Employment Agreement”), and the Employment Agreement provides for a stock based incentive compensation award opportunity to the Executive of Two Hundred Forty Thousand (240,000) shares of restricted common stock of the Company;
WHEREAS, the Board of Directors and the Compensation Committee of the Company have authorized and approved the award of restricted common stock contemplated by this Agreement; and
WHEREAS, the shares of restricted common stock awarded to the Executive shall be restricted in accordance with this Agreement, the Employment Agreement and the Company’s 2007 Executive Incentive Plan, as currently in effect or as may be hereafter amended (the “Plan”).
NOW, THEREFORE, in consideration of the foregoing premises, the Company’s issuance of shares of restricted common stock to the Executive, the respective covenants, agreements and obligations contained herein and in the Plan, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive hereby agree as follows:
Section 1. Award of Restricted Stock. Subject to the terms and conditions of the Employment Agreement, the Plan and this Agreement, the Company hereby grants to the Executive an Award of Two Hundred Forty Thousand (240,000) shares of common stock of the Company, which shares shall be issued and be restricted in accordance with the Plan and this Agreement (the “Restricted Stock”).
Section 2. Award Date. The Award Date for the Award of Restricted Stock is March 31, 2010.
Section 3. Earning and Vesting of Restricted Stock. The Performance Period, Performance Measures, targeted level of performance for each Performance Measure, Award Rates and vesting schedule relating to the Award of Restricted Stock are set forth in Exhibit A to this Agreement. The Award of Restricted Stock must be earned and subsequently vested, as determined by the Compensation Committee, in order for the Executive to be eligible to receive any shares free of restriction. With respect to whether the targeted level of performance for each of the Performance Measures has been achieved and the Award of Restricted Stock has been earned, the determination of the Compensation Committee shall be based on the Company’s audited financial statements for the fiscal year ending December 31, 2010.

If the targeted level of performance for a Performance Measure is achieved, then the number of shares Restricted Stock attributed to such Performance Measure shall be earned by the Executive and, in addition, shall then be subject to a continued service vesting requirement as set forth in Exhibit A in order for the Award to vest. If the shares of Restricted Stock are earned and become vested, such shares shall be free of restriction, except as provided otherwise in the Plan or this Agreement.
Section 4. Dividend, Voting and Other Rights. Prior to the time that any shares of Restricted Stock shall have become vested, the Executive shall be entitled to (a) receive all dividends and distributions, if any, paid with respect to the unvested shares of Restricted Stock, (b) exercise all voting rights with respect to the unvested shares of Restricted Stock, and (c) exercise and possess all other rights and attributes of ownership of the unvested shares of Restricted Stock, except as provided otherwise in the Plan and this Agreement.
Section 5. Certain Agreements of the Executive. The Executive hereby understands and agrees as follows:
(a) none of the shares of Restricted Stock have been registered or qualified under any federal or state securities laws and are being issued by the Company in reliance upon certain exemptions from registration or qualification under such laws;
(b) because the shares of Restricted Stock have not been registered or qualified under any federal or state securities laws and because the Executive may be deemed to be an affiliate of the Company under the federal securities laws, such shares are subject to restrictions on resale and transfer imposed by applicable federal and state law in addition to the restrictions set forth in the Plan and this Agreement;
(c) he is (and his heirs, executors, administrators and representatives are) bound by, and the shares of Restricted Stock are subject to, the terms, conditions and restrictions set forth in the Plan and this Agreement, the Company’s Certificate of Incorporation and By-Laws and applicable law (all as currently or hereafter in effect);
(d) there is no obligation of the Company to continue to have the shares of the Company’s common stock (including the shares of Restricted Stock if and when they may become earned and/or vested) listed, traded or quoted on any securities exchange or on any quotation system or other established trading market;
(e) no representations, promises or commitments have been made to the Executive relating to (i) the repurchase by the Company of any shares of Restricted Stock upon such shares having been earned or vested, or (ii) the amount of dividends or distributions, the percentage of profit or the return on investment, if any, that he might expect to receive as a result owning the shares of Restricted Stock (whether before or after the shares shall have become earned or vested); and
(f) the shares of Restricted Stock shall be held by the Executive for his own account and not for another person and not with a view to resale, distribution, subdivision or fractionalization of such shares.

Section 6. Non-transferability. Until shares of Restricted Stock shall have been earned and subsequently vested as provided in the Plan and this Agreement, the unvested shares of Restricted Stock (a) cannot be sold, transferred, assigned, margined, encumbered, bequeathed, gifted, alienated, hypothecated, pledged or otherwise disposed of, nor can a lien, security interest or option be placed thereon, whether by operation of law, whether voluntarily or involuntarily, or otherwise, and (b) are not subject to execution, attachment or similar process or otherwise available to the creditors of the Executive. At such time as shares of Restricted Stock shall have been earned and subsequently vested, the vested shares of Restricted Stock may be sold, transferred, gifted or otherwise disposed of in accordance with applicable law and the requirements then in effect of the principal securities exchange or market (or of any quotation system or other established trading market) on which the Company’s shares of common stock are then listed or traded, if any. Any attempted or purported transfer or other act in breach of or contrary to this Section shall be null and void and of no force or effect whatsoever.
Section 7. Issuance of Shares. Promptly following the execution of this Agreement, the Company shall issue (or purchase in the open market or in privately-negotiated transactions) the shares necessary to satisfy the Award of Restricted Stock, and thereafter until such time as shares of Restricted Stock shall have been earned and subsequently vested, the Company shall maintain the unvested shares in book-entry form in the name of the Executive, and such unearned or unvested shares shall be outstanding for all corporate purposes. Until such time as shares of Restricted Stock shall have been earned and subsequently vested, the Executive shall not be entitled to hold any unearned or unvested shares in street name and the Company shall not issue any certificate representing unearned or unvested shares in the name or for the benefit of the Executive. Upon request by the Executive following the date on which shares of Restricted Stock shall have been earned and subsequently vested, the Company shall release such vested shares to the Executive and shall, in accordance with the instructions of the Executive, either cause such shares to be placed in “street name” with a broker designated by the Executive or issue a stock certificate representing such shares in the name of the Executive with a legend in substantially the following form imprinted thereon.
RESTRICTIONS ON TRANSFER
The securities represented by this Certificate have not been registered or qualified under the Securities Act of 1933, as amended (the “Act”), the laws of the State of Delaware or any other state securities laws and may not be sold, transferred, gifted, pledged or otherwise disposed of in the absence of such registration or qualification or an exemption therefrom under the Act and any applicable state securities laws.
The securities represented by this Certificate are subject to the terms of a Restricted Stock Award Agreement and the 2007 Executive Incentive Plan of the Company, which contain restrictions on the sale, transfer, gift, pledge and other disposition of, and other matters relating to, these securities, copies of which agreement and plan are on file with the Secretary of the Company.

Section 8. Income and Employment Tax Withholding. All required federal, state and local income and employment taxes (and all interest and penalties thereon) that arise or are imposed by virtue of the Award of Restricted Stock having been earned and subsequently vested shall be the responsibility of and paid by the Executive. The Company shall have the right to require payment to it of the taxes and other charges required by law to be withheld as a result of the Award of Restricted Stock having been earned and subsequently vested. The Company also is hereby entitled, and the Executive hereby authorizes the Company, to withhold shares of Restricted Stock to satisfy any withholding tax liability of the Company. The value of the shares that may be withheld shall equal the Company’s aggregate withholding tax obligations in connection with the shares of Restricted Stock that have been earned and subsequently vested (or, if made, the Executive’s election under Section 83(b) of the Internal Revenue Code) and shall be based upon the closing price of the Company’s common stock, as quoted by the principal securities exchange or market on which the Company’s common stock is then traded, on the date that the shares have vested as specified in Exhibit A (or, if the Executive makes an election under Section 83(b) of the Internal Revenue Code, on the Award Date for the Award of Restricted Stock). If the Company’s common stock is not listed, traded or quoted on any securities exchange or on any quotation system or other established trading market on the date that the shares of Restricted Stock have vested, then the value of the shares that may be withheld shall be the fair market value of such shares as determined by the Company. The Company understands and agrees that the Executive is entitled to make an election under Section 83(b) of the Internal Revenue Code.
Section 9. Employment; Certain Conflicts. Neither this Agreement nor the Award of Restricted Stock (a) constitutes an agreement, understanding or commitment relating to the continued employment of the Executive by the Company, or (b) affects the employment of the Executive by the Company pursuant to the Employment Agreement. In the event of any conflict between the Plan and this Agreement, then this Agreement shall control; provided however, that in the event that this Agreement is silent with respect to a particular matter relating to the Award of Restricted Stock, then the Plan shall control with respect to such matter. In the event of any conflict between this Agreement and the Employment Agreement, then this Agreement shall control.
Section 10. Effect of Termination of Employment or Change in Control. Notwithstanding anything to the contrary contained in the Plan or this Agreement, in the event of a Change in Control (as defined in the Employment Agreement) or a termination of the Executive’s employment with the Company (whether by the Company or the Executive, whether with or without cause or good reason, whether upon disability, retirement or death, or otherwise), all shares of Restricted Stock that have not been earned or that have been earned but have not subsequently vested as of the time of such event shall be treated in accordance with in Section 5(g)(ii) of the Employment Agreement.

Section 11. Miscellaneous.
(a) Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the Company and the Executive and their respective heirs, executors, representatives, successors and assigns; provided, however that neither party may assign this Agreement without the prior written consent of the other party hereto except that the Company may, without the consent of the Executive, assign this Agreement in connection with any merger, consolidation, share exchange, combination, sale of stock, sale of assets or other similar transaction involving the Company or any transaction or series of transactions constituting a Change in Control. In the event of any such permitted assignment by the Company of this Agreement, all references to the “Company” shall thereafter mean and refer to the successor or assignee of the Company.
(b) Waiver. Either party hereto may, by a writing signed by the waiving party, waive the performance by the other party of any of the covenants or agreements to be performed by such other party under this Agreement or any breach of or noncompliance with any provision of this Agreement. The waiver by either party hereto shall not operate or be construed as a continuing or subsequent waiver or a waiver of any other or subsequent failure of performance, breach or noncompliance hereunder. The failure or delay of either party at any time to insist upon the strict performance of any provision of this Agreement or to enforce its rights or remedies under this Agreement shall not be construed as a waiver or relinquishment of the right to insist upon strict performance of such provision, or to pursue any of its rights or remedies for any breach hereof, at a future time.
(c) Amendment. This Agreement may be amended, modified or supplemented only by a written agreement executed by both of the parties hereto.
(d) Headings. The headings in this Agreement have been inserted solely for ease of reference and shall not be considered in the interpretation or construction of this Agreement.
(e) Severability. In case any one or more of the provisions (or any portion thereof) contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions (or portion thereof) had never been contained herein.
(f) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same agreement.
(g) Construction. This Agreement shall be deemed to have been drafted by both parties hereto. This Agreement shall be construed in accordance with the fair meaning of its provisions and its language shall not be strictly construed against, nor shall ambiguities be resolved against, either party.

(h) Entire Agreement. This Agreement and the Plan constitute the entire understanding and agreement (and supersede all other prior understandings, commitments, representations and communications), whether oral or written, between the parties hereto relating to the shares of Restricted Stock.
(i) Governing Law. Because the Company’s headquarters are in Indiana, this Agreement shall be governed by and construed in accordance with the laws of the State of Indiana, without reference to any choice of law provisions, principles or rules thereof (whether of the State of Indiana or any other jurisdiction) that would cause the application of any laws of any jurisdiction other than the State of Indiana.
(j) Recitals; Exhibit. The recitals, premises and “Whereas” clauses contained on page 1 of this Agreement, and Exhibit A attached to this Agreement, are expressly incorporated into and made a part of this Agreement.
(k) Capitalized Terms. All capitalized terms used but not otherwise defined in this Agreement or in Exhibit A shall have the same meaning ascribed to such terms in the Plan.
(l) Review and Consultation. The Executive hereby understands and agrees that he (i) has read and is familiar with this Agreement and the Plan, (ii) understands the provisions and effects of this Agreement and the Plan, and (iii) has consulted with such of his attorneys, accountants and other advisors as he has deemed advisable prior to executing this Agreement. THE EMPLOYEE HEREBY FURTHER UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT HE HAS NOT RECEIVED ANY ADVICE, COUNSEL OR RECOMMENDATION WITH RESPECT TO THIS AGREEMENT OR THE PLAN FROM ANY DIRECTOR, OFFICER OR OTHER EMPLOYEE OF, OR ANY ATTORNEY OR REPRESENTATIVE FOR, THE COMPANY.
(m) Certain Approvals Required. Any amendment, modification or supplement of or any waiver under this Agreement on behalf of the Company may be made and will be effectual only upon the approval thereof by the Compensation Committee.
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IN WITNESS WHEREOF, the Company and the Executive have entered into, executed and delivered this Restricted Stock Award Agreement as of the day and year first above written.

/s/ Ronald H. Butler
Ronald H. Butler

CHROMCRAFT REVINGTON, INC.
By:	/s/ Myron D. Hamas
	Name:	Myron D. Hamas
	Title:	Vice President — Finance